Exhibit 99.1

            ACCESS WORLDWIDE REPORTS SECOND QUARTER FINANCIAL RESULTS

     ARLINGTON, Va., Aug. 14 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services company, today reported financial results for the three and six months ended June 30, 2006.

     For the Three Months Ended June 30, 2006

     Our revenues increased $0.3 million, or 3.2%, to $9.8 million for the quarter ended June 30, 2006, compared to $9.5 million for the quarter ended June 30, 2005. We reported a loss from operations for the second quarter of 2006 of $(1.2) million, compared to a loss from operations of $(0.3) million for the second quarter of 2005.

     The overall increase in revenue was attributed to a $2.0 million increase in revenues from our domestic Business Services segment and $1.0 million revenue from our offshore Philippine operation that had not begun generating revenue as of the second quarter of 2005. The increases domestically resulted from the acquisition of two new customers and the expansion of services with two existing customers. There was a reduction of revenue of $2.7 million in our Pharmaceutical Services segment during the second quarter of 2006 as a result of among other things the change from dedicated to shared pool of representatives, and a decrease in our medical education services.

     We reported a net loss of $(1.7) million, or $(0.10) loss per share of common stock, for the quarter ended June 30, 2006, compared to net loss of $(0.7) million, or $(0.06) loss per share of common stock, for the quarter ended June 30, 2005. Total weighted average common shares outstanding for the quarters ended June 30, 2006 and June 30, 2005 were 17,350,507 and 11,286,219, respectively.

     For the Six Months Ended June 30, 2006

     Our revenues decreased $0.1 million, or 0.5%, to $19.8 million for the six months ended June 30, 2006, compared to $19.9 million for the six months ended June 30, 2005. Revenues for the Pharmaceutical Segment decreased $4.6 million, or 35.4%, to $8.4 million for the six months ended June 30, 2006, compared to $13.0 million for the six months ended June 30, 2005. Revenues for the Business Segment increased $4.5 million, or 65.2%, to $11.4 million for the six months ended June 30, 2006, compared to $6.9 million for the six months ended June 30, 2005.

     We reported net loss and loss per share of common stock of $(2.8) million and $(0.17), respectively, for the six months ended June 30, 2006, compared to net loss and loss per share of common stock of $(1.3) million and $(0.11), respectively, for the six months ended June 30, 2005. Total weighted average common shares outstanding for the six months ended June 30, 2006 and June 30, 2005 were 17,119,773 and 11,064,969, respectively.

     Access Worldwide is an established marketing company that provides a variety of sales, communication and medical education services. Our spectrum of services includes multilingual teleservices, customer service, telecom services, financial services, medical meetings management, medical publishing, editorial support, and database management, among others. Headquartered in Arlington, Virginia, Access Worldwide has about 700 employees in offices throughout the United States and the Philippines. More information is available at http://www.accessww.com.

     This press release contains forward-looking statements including statements that involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: Our ability to continue as a going concern if we are unable to generate cash flow and income from operations; our ability to secure financing at a competitive rate; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate the facility in the Philippines; consolidation in the medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                                - Tables Follow -

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                                                      June 30,        December 31,
                                                                        2006              2005
                                                                   --------------    --------------
                                                                    (Unaudited)
ASSETS
   Current Assets
      Cash and cash equivalents                                    $      474,489    $    1,755,926
      Restricted cash                                                     805,000           314,000
      Accounts receivable, net                                          8,658,191         7,297,583
      Unbilled receivables                                                291,138           228,083
      Other assets, net                                                 1,032,452           785,257

         Total current assets                                          11,261,270        10,380,849

   Property and equipment, net                                          4,400,816         5,025,158
   Restricted cash                                                        343,000           466,000
   Other assets, net                                                      291,116           390,822

         Total assets                                              $   16,296,202    $   16,262,829

LIABILITIES, MANDATORILY REDEEMABLE
 PREFERRED STOCK AND COMMON
 STOCKHOLDERS' DEFICIT

   Current Liabilities
      Current portion of indebtedness                              $    5,587,020    $    4,876,381
      Current portion of indebtedness
       - related parties                                                2,352,334           352,334
      Accounts payable                                                  1,041,656         1,878,856
      Accrued expense                                                   1,621,312         2,204,267
      Grants payable                                                            -            80,000
      Accrued salaries, wages and
       related benefits                                                   834,139           736,797
      Customer deposits                                                 1,169,463         1,084,378
      Convertible notes, net                                            1,976,385         1,768,584
      Deferred Revenues                                                 1,003,102         1,435,619
      Accrued interest and other
       related party expenses                                              60,568            59,512

         Total current liabilities                                     15,645,979        14,476,728

   Long-term portion of indebtedness                                      468,754           669,441
   Long-term portion of indebtedness -
    related parties                                                             -                 -
   Other long-term liabilities                                            763,004           796,418
   Convertible notes, net                                               3,047,430         1,380,564
   Mandatorily redeemable preferred
    stock, $0.01 par value:
      1,000,000 shares authorized,
       40,000 shares issued and
       outstanding                                                      4,000,000         4,000,000

         Total liabilities                                             23,925,167        21,323,151

   Commitments and contingencies

   Common stockholders' deficit Common stock, $0.01 par value:
      voting 40,000,000 shares
       authorized; 17,340,065 and
       16,616,219 shares issued and
       outstanding, respectively                                          173,401           166,162
      Additional paid-in capital                                       70,644,624        70,389,446
      Accumulated deficit                                             (78,446,990)      (75,602,730)
      Deferred compensation                                                     -           (13,200)

         Total common stockholders' deficit                            (7,628,965)       (5,060,322)

      Total liabilities, mandatorily
       redeemable preferred stock
       and common stockholders'
       deficit                                                     $   16,296,202    $   16,262,829

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations


                             For the Three Months Ending        For the Six Months Ending
                                       June 30,                          June 30,
                            ------------------------------    ------------------------------
                                2006             2005             2006             2005
                            -------------    -------------    -------------    -------------
                                      Unaudited                         Unaudited
Revenues                    $   9,755,920    $   9,535,225    $  19,745,315    $  19,886,019
Cost of revenues                5,823,494        5,593,618       11,593,193       11,103,091

Gross profit                    3,932,426        3,941,607        8,152,122        8,782,928

Selling, general &
 administrative
 expenses                       5,085,716        4,192,145       10,009,000        9,214,489

Loss from operations           (1,153,290)        (250,538)      (1,856,878)        (431,561)

Interest expense, net            (519,723)        (439,914)        (987,382)        (828,772)

Net loss                    $  (1,673,013)   $    (690,452)   $  (2,844,260)   $  (1,260,333)

Basic loss per share:
  - Net loss                $       (0.10)   $       (0.06)   $       (0.17)   $       (0.11)

Weighted average common
 shares outstanding            17,350,507       11,286,219       17,119,773       11,064,969

Diluted loss per share:
  - Net loss                $       (0.10)   $       (0.06)   $       (0.17)   $       (0.11)

Weighted average common
 shares outstanding            17,350,507       11,286,219       17,119,773       11,064,969

SOURCE  Access Worldwide Communications, Inc.
     -0-                             08/14/2006
     /CONTACT: Mark Wright, Investor Relations, +1-703-292-5210, mwright@accessww.com, or Richard Lyew, EVP & Chief Financial Officer, +1-703-292-5210, rlyew@accessww.com, both of Access Worldwide Communications, Inc./
     /Web site:  http://www.accessww.com/
     (AWWC)